UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 29, 2010
 Date of Report
(Date of earliest event reported)

SOCKET MOBILE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13810 (Commission File Number)	94-3155066 (IRS Employer Identification No.)

39700 Eureka Drive
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 933-3000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2010, the stockholders of Socket Mobile, Inc. (the "Company") approved an amendment to its 2004 Equity Incentive Plan (the "Plan") to allow for a one-time stock option exchange program (the "Exchange Program") for its employees, executive officers, directors and consultants ("Service Providers"). The Exchange Program permits the Service Providers to surrender certain outstanding stock options that are "underwater" (i.e. the exercise prices of such options are greater than the Company's current stock price) in exchange for new options to purchase the same number of shares of the Company's Common Stock granted under the 2004 Incentive Plan, but with an adjusted vesting schedule and a per share exercise price equal to the fair market value of the Company's Common Stock on the new date of grant. Eligible options include all outstanding options granted prior to January 1, 2009. The Company's Board of Directors may commence the exchange program on or prior to August 27, 2010 (within 120 days of the stockholder approval). The actual start date will be determined at the discretion of the Board.

The foregoing summary description of the Plan is qualified in its entirety by reference to the actual terms of the Plan, as amended, which is attached as Exhibit 10.1. For additional information regarding the Plan, refer to Proposal 2 of the Company's 2010 Proxy Statement, as filed with the Securities and Exchange Commission on April 1, 2010.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Socket Mobile, Inc. 2004 Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: May 5, 2010	By: /s/	David W. Dunlap

Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Socket Mobile, Inc. 2004 Equity Incentive Plan, as amended